Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Reinstatement of Certain of its Selling Agreements with Broker-Dealers

Additionally Comments on Recent Management Stock Purchases

New York, New York, November, 24, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCS Capital”) announced today that certain broker-dealers have resumed sales of products distributed by Realty Capital Securities, LLC, the company’s wholesale distribution business, pursuant to 51 recently reinstated selling agreements. RCS Capital has 1,020 active selling agreements and works with over 250 firms to distribute alternative investment solutions.

“We have consistently communicated to the market our belief that the suspensions of certain of our ongoing selling agreements were of a temporary nature. The reinstatement of these agreements and this initial resumption of sales are confirmation of this belief,” commented Bill Dwyer, Chief Executive Officer of Realty Capital Securities, LLC. “RCS Capital enjoys strong relationships with our broker-dealer network, and strongly believes firms clearly understand the value of RCS Capital-distributed products and continue to work constructively with us, just as we are eager to provide them with access to the quality products they demand.”

RCS Capital also announced that RCS Capital’s management team remains confident in the long-term value of RCS Capital’s platform, as highlighted by the recent purchase of RCS Capital common stock by a number of senior executives.

RCS Capital’s senior executives have purchased a total of 79,165 shares of the company’s Class A common stock last week. Bill Dwyer recently purchased 42,000 shares and John H. Grady, RCS Capital’s Chief Strategy and Risk Officer, bought 3,815 shares. Also, as disclosed previously in Form-4 filings to the Securities and Exchange Commission (the “SEC”), Michael Weil, RCS Capital’s Chief Executive Officer, Brian Jones, RCS Capital’s Chief Financial Officer, and Brian Nygaard, RCS Capital’s Chief Operating Officer, purchased an aggregate of 33,350 shares of RCS Capital common stock last week.

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“Management maintains an unwavering confidence in the long-term value of RCS Capital’s platform, its people, its customers and the terrific growth prospects of its business,” said Mr. Weil. “The recent purchase of RCS Capital shares by management underscores our firm belief that the company’s current market valuation does not properly reflect the fair value of the business’s robust fundamentals, earning power, growth prospects and significant competitive advantages.”

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCAP’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries: Investor Inquiries:

Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jKeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903